Exhibit 99.1

FOR IMMEDIATE RELEASE
July 18, 2006

CORRECTED RELEASE
Certain immaterial prior year reclassifications were inadvertently not reflected in the year-over-year comparisons included in the original release. The complete corrected text follows.

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS RECORD EARNINGS FOR THE SECOND QUARTER 2006.

Earnings Summary
(in thousands except per share data)	2Q 2006	1Q 2006	2Q 2005	6 Months 2006	6 Months 2005
Net income	$9,892	$9,768	$8,478	$19,660	$16,439
Earnings per share	0.66	0.65	0.57	1.31	1.11
Earnings per share (diluted)	0.65	0.64	0.56	1.29	1.08

Return on average assets	1.33%	1.36%	1.21%	1.35%	1.20%
Return on average equity	15.02%	15.27%	13.96%	15.14%	13.73%
Efficiency ratio	55.73%	58.21%	57.86%	56.95%	58.48%

Dividends declared per share	$0.26	$0.26	$0.24	$0.52	$0.48
Book value per share	17.54	17.30	16.46	17.54	16.46

Weighted average shares	15,051	15,011	14,881	15,031	14,869
Weighted average shares (diluted)	15,274	15,252	15,167	15,246	15,153

Community Trust Bancorp, Inc. (NASDAQ-CTBI) is pleased to report earnings for the second quarter 2006 of $9.9 million or $0.66 per share compared to $8.5 million or $0.57 per share earned during the second quarter of 2005 and $9.8 million or $0.65 per share earned during the first quarter of 2006. Earnings for the six months ended June 30, 2006 were $19.7 million or $1.31 per share compared to $16.4 million or $1.11 per share earned during the six months ended June 30, 2005.

Second Quarter Highlights

❖
The Company's basic earnings per share for the second quarter 2006 reflects an increase of 15.8% over the second quarter 2005 and 1.5% over the first quarter 2006. Year-to-date earnings per share increased 18.0% from prior year.

❖
The Company's net interest margin at 4.02% for the second quarter 2006 increased 7 basis points from prior year second quarter and remained stable from the first quarter 2006. The year-to-date net interest margin increased 6 basis points from prior year.

❖
Net interest revenue for the quarter increased 8.3% from the second quarter 2005 and 3.2% from the first quarter 2006. Net interest revenue for the six months ended June 30, 2006 was an 8.1% increase from the same period last year.

❖
The Company’s average earning assets for the quarter ended June 30, 2006 increased 5.9% from the quarter ended June 30, 2005 and 2.2% from the quarter ended March 31, 2006. Average earning assets for the six months ended June 30, 2006 was a 6.0% increase over the six months ended June 30, 2005.

❖	The Company's loan portfolio grew at a rate of 3.4% from June 30, 2005 and at an annualized rate of 7.2% from prior quarter.

❖	Nonperforming loans as of percentage of total loans at June 30, 2006 were a 24 basis point decrease from June 30, 2005, but an increase of 3 basis points from prior quarter.

❖
As a result of the improvement in credit quality trends, and a reduction in overall losses, provision for loan losses for the six months ended June 30, 2006 decreased to $1.4 million compared to $3.1 million for the same period last year.

❖
Return on average assets was 1.33% for the quarter ended June 30, 2006 compared to 1.21% for the quarter ended June 30, 2005 and 1.36% for the quarter ended March 31, 2006. Return on average assets for the six months ended June 30, 2006 was 1.35%, a 12.5% increase from the 1.20% for the six months ended June 30, 2005.

❖
Return on average shareholders' equity for the quarter ended June 30, 2006 was 15.02% compared to 13.96% for the quarter ended June 30, 2005 and 15.27% for the quarter ended March 31, 2006. Our return on average equity for the six months ended June 30, 2006 of 15.14% reflects a 141 basis point increase from the 13.73% for the six months ended June 30, 2005.

❖
CTBI's efficiency ratio for the quarter ended June 30, 2006 was 55.73% compared to 57.86% for the quarter ended June 30, 2005 and 58.21% for the quarter ended March 31, 2006. Our efficiency ratio for the six months ended June 30, 2006 improved 153 basis points to 56.95% compared to 58.48% for the six months ended June 30, 2005.

Net Interest Income

Our net interest margin for the second quarter 2006 was 4.02% compared to 3.95% for the second quarter 2005 and 4.02% for the first quarter 2006. Net interest income for the quarter of $26.8 million was an increase of 8.3% from the $24.8 million for the second quarter 2005 and a 3.2% increase from the $25.1 million for the first quarter 2006. Year-to-date net interest income increased 8.1% or $3.9 million from the six months ended June 30, 2005. Average earnings assets increased to $2.7 billion for the quarter ended June 30, 2006, a 5.9% increase over the quarter ended June 30, 2005 and a 2.2% increase over prior quarter. Average earning assets for the six months ended June 30, 2006 increased 6.0% or $151.6 million over the six months ended June 30, 2005.

Noninterest Income

Noninterest income for the quarter ended June 30, 2006 decreased 4.7% from the quarter ended June 30, 2005 but increased 3.9% from the quarter ended March 31, 2006.  Year-to-date noninterest income decreased 1.8% to $16.6 million for the six months ended June 30, 2006 from the $16.9 million for the same period last year.

The following table displays the quarterly activity in the various significant noninterest income accounts.

Noninterest Income Summary
(in thousands)	2Q 2006	1Q 2006	2Q 2005	6 Months 2006	6 Months 2005
Deposit related fees	$5,309	$4,552	$4,460	$9,861	$8,507
Loan related fees	488	624	1,198	1,112	2,642
Trust revenue	861	881	740	1,742	1,480
Gains on sales of loans	316	304	347	620	652
Other revenue	1,470	1,763	2,119	3,233	3,583
Total noninterest income	$8,444	$8,124	$8,864	$16,568	$16,864

Noninterest Expense

Noninterest expense for the quarter ended June 30, 2006 of $19.9 million was a 0.9% increase from the $19.7 million for the second quarter 2005 but a 1.0% decrease from the $20.1 million for the first quarter 2006.

Balance Sheet Review

The Company’s total assets at June 30, 2006 were $3.0 billion compared to $2.8 billion at June 30, 2005 and $3.0 billion at March 31, 2006. Loans outstanding grew $69.7 million year over year representing an increase of 3.4% from June 30, 2005 to June 30, 2006. Loan growth for the quarter was $37.6 million, an annualized growth rate of 7.2%. The investment portfolio decreased 2.3% or $12.3 million year over year and an annualized 10.4% or $13.8 million during the quarter. Deposits including repurchase agreements of $2.5 billion at June 30, 2006 increased 5.8% from June 30, 2005 and an annualized 1.2% from March 31, 2006. Total deposit growth, including repurchase agreements, was $136.8 million year over year and $7.4 million for the quarter.

Shareholders’ equity of $264.6 million on June 30, 2006 was an 8.0% increase from the $245.0 million on June 30, 2005 and an increase of 1.8% from the $259.8 million on March 31, 2006. The Company's annualized dividend yield to shareholders as of June 30, 2006 was 2.98%.

Asset Quality

Nonperforming loans at June 30, 2006 were $17.0 million compared to $21.4 million at June 30, 2005 and $16.0 million at March 31, 2006. Nonperforming loans as of percentage of total loans at June 30, 2006 were a 24 basis point decrease from June 30, 2005, but an increase of 3 basis points from prior quarter.

Foreclosed properties at June 30, 2006 were $5.0 million compared to $5.9 million on June 30, 2005 and $5.0 million on March 31, 2006.

Net loan charge-offs for the quarter ended June 30, 2006 were $1.7 million, or 0.3% of average loans annualized, compared to $1.8 million, or 0.4% of average loans annualized, for the quarter ended June 30, 2005 and $1.4 million, or 0.3% of average loans annualized, for the quarter ended March 31, 2006. Our reserve for losses on loans as a percentage of total loans outstanding at June 30, 2006 decreased to 1.30% from the 1.41% at June 30, 2005 and the 1.34% at March 31, 2006.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by the Company of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal proceedings and related matters. In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect the Company’s results. These statements are representative only on the date hereof, and the Company undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $3.0 billion, is headquartered in Pikeville, Kentucky and has 74 banking locations across eastern, northern, central, and south central Kentucky, five banking locations in southern West Virginia, two loan production offices in Kentucky, and five trust offices across Kentucky.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2006
(in thousands except per share data)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005

Interest income	$46,759	$43,967	$38,272	$90,726	$74,475
Interest expense	19,943	17,991	13,509	37,934	25,628
Net interest income	26,816	25,976	24,763	52,792	48,847
Loan loss provision	1,350	-	1,700	1,350	3,067

Securities gains	-	-	3	-	3
Gains on sales of loans	316	304	347	620	652
Deposit service charges	5,309	4,552	4,460	9,861	8,507
Trust revenue	861	881	740	1,742	1,480
Insurance commissions	153	129	120	282	217
Other noninterest income	1,805	2,258	3,194	4,063	6,005
Total noninterest income	8,444	8,124	8,864	16,568	16,864

Personnel expense	10,823	10,965	10,613	21,788	20,874
Occupancy and equipment	2,967	2,986	2,690	5,953	5,229
Amortization of core deposit intangible	158	159	145	317	290
Other noninterest expense	5,919	5,967	6,236	11,886	12,498
Total noninterest expense	19,867	20,077	19,684	39,944	38,891

Net income before taxes	14,043	14,023	12,243	28,066	23,753
Income taxes	4,151	4,255	3,765	8,406	7,314
Net income	$9,892	$9,768	$8,478	$19,660	$16,439

Memo: TEQ interest income	$47,150	$44,357	$38,665	$91,507	$75,265

Average shares outstanding	15,051	15,011	14,881	15,031	14,869
Basic earnings per share	$0.66	$0.65	$0.57	$1.31	$1.11
Diluted earnings per share	$0.65	$0.64	$0.56	$1.29	$1.08
Dividends per share	$0.26	$0.26	$0.24	$0.52	$0.48

Average balances:
Loans, net of unearned income	$2,124,485	$2,096,842	$1,982,353	$2,110,740	$1,951,768
Earning assets	2,717,205	2,659,430	2,565,040	2,688,477	2,536,912
Total assets	2,972,975	2,910,414	2,801,410	2,941,866	2,770,607
Deposits	2,291,822	2,274,582	2,196,635	2,283,250	2,177,823
Interest bearing liabilities	2,242,699	2,184,278	2,122,698	2,213,650	2,101,172
Shareholders' equity	264,181	259,398	243,569	261,802	241,358

Performance ratios:
Return on average assets	1.33%	1.36%	1.21%	1.35%	1.20%
Return on average equity	15.02%	15.27%	13.96%	15.14%	13.73%
Yield on average earning assets (tax equivalent)	6.96%	6.76%	6.04%	6.86%	5.60%
Cost of interest bearing funds (tax equivalent)	3.57%	3.34%	2.55%	3.46%	1.84%
Net interest margin (tax equivalent)	4.02%	4.02%	3.95%	4.02%	4.09%
Efficiency ratio	55.73%	58.21%	57.86%	56.95%	58.45%

Loan charge-offs	$(2,555)	$(2,361)	$(2,607)	$(4,916)	$(4,558)
Recoveries	895	979	801	1,874	1,878
Net charge-offs	$(1,660)	$(1,382)	$(1,806)	$(3,042)	$(2,680)

Market Price:
High	$35.50	$35.90	$33.78	$35.90	$33.78
Low	31.50	30.60	27.94	30.60	27.94
Close	34.93	33.90	32.72	34.93	32.72

			As of	As of	As of
			6/30/2006	3/31/2006	6/30/2005

Assets:
Loans, net of unearned			$2,138,817	$2,101,236	$2,069,167
Loan loss reserve			(27,814)	(28,124)	(29,163)
Net loans			2,111,003	2,073,112	2,040,004
Loans held for sale			2,140	1,367	110
Securities AFS			472,678	484,323	447,623
Securities HTM			44,550	46,690	55,829
Other earning assets			49,385	76,466	20,076
Cash and due from banks			81,185	83,804	82,979
Premises and equipment			57,230	57,695	57,400
Goodwill and core deposit intangible			66,391	66,550	66,976
Other assets			80,649	77,786	72,851
Total Assets			$2,965,211	$2,967,793	$2,843,848

Liabilities and Equity:
NOW accounts			$25,296	$19,762	$15,472
Savings deposits			629,022	634,302	594,819
CD's >=$100,000			412,700	417,464	414,651
Other time deposits			774,606	775,094	781,993
Total interest bearing deposits			1,841,624	1,846,622	1,806,935
Noninterest bearing deposits			448,842	463,169	420,387
Total deposits			2,290,466	2,309,791	2,227,322
Repurchase agreements			188,224	161,538	114,576
Other interest bearing liabilities			197,320	214,210	236,008
Noninterest bearing liabilities			24,641	22,422	20,896
Total liabilities			2,700,651	2,707,961	2,598,802
Shareholders' equity			264,560	259,832	245,046
Total Liabilities and Equity			$2,965,211	$2,967,793	$2,843,848

Ending shares outstanding			15,083	15,015	14,889
Memo: Market value of HTM Securities			$42,002	$44,531	$54,703

90 days past due loans			$5,644	$4,148	$4,237
Nonaccrual loans			10,697	11,072	16,312
Restructured loans			693	733	876
Foreclosed properties			5,000	4,962	5,945

Tier 1 leverage ratio			9.06%	9.01%	8.68%
Tier 1 risk based ratio			11.51%	11.28%	11.13%
Total risk based ratio			12.72%	12.52%	12.38%
FTE employees			1,019	1,007	986

Community Trust Bancorp, Inc. reported earnings for the three and six months ending June 30, 2006 and 2005 as follows:

		Three Months Ended		Six Months Ended
		June 30		June 30
		2006	2005	2006	2005
(in thousands except per share information)

Net income		$9,892	$8,478	$19,660	$16,439

Basic earnings per share		$0.66	$0.57	$1.31	$1.11

Diluted earnings per share		$0.65	$0.56	$1.29	$1.08

Average shares outstanding		15,051	14,881	15,031	14,869

Total assets (end of period)		$2,965,211	$2,843,848

Return on average equity		15.02%	13.96%	15.14%	13.73%

Return on average assets		1.33%	1.21%	1.35%	1.20%

Provision for loan losses		$1,350	$1,700	$1,350	$3,067

Gains on sales of loans		$316	$347	$620	$652